Exhibit 99.1

Filed by Blackhawk Biofuels, LLC pursuant to
Rule 425 under the Securities Act of 1933, as amended
and deemed filed pursuant to Rule 14a-12 under
the Securities Exchange Act of 1934, as amended
Commission File No. 000-53651
Subject Company: Blackhawk Biofuels, LLC

BLACKHAWK BIOFUELS, LLC

Operating Report — August 31, 2009

Blackhawk Earns BQ-9000 Status

On July 9, 2009 we were approved as a BQ-9000 Quality Biodiesel producer by the National Biodiesel Board.  This places Blackhawk among a select few biodiesel producers in the U.S.

Current Operations

Blackhawk is currently making biodiesel from animal fat feedstocks under month-to-month toll processing agreements with a subsidiary of Renewable Energy Group, Inc. (“REG”).  These agreements have allowed us to operate our plant, generate some cash flow and meet current obligations other than principal payments on debt during this time of narrow margins..

Consolidation with REG and other Producers

On August 7, 2009 we executed an Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”) that amended the terms of the original Agreement and Plan of Merger with REG, a new Delaware holding company incorporated by REG (“Newco”) and a subsidiary of Newco.  Newco was created by REG for the purpose of acquiring and consolidating the operations of REG, Blackhawk, Central Iowa Energy, LLC, of Newton, Iowa, and Western Iowa Energy, LLC, of Wall Lake, Iowa.  The transaction is subject to approval by the stockholders or members of the companies that agree to the consolidation, satisfactory arrangements with lenders and other conditions.

On August 10, 2009, Newco filed a registration statement with the Securities and Exchange Commission (“SEC”) to register the Newco common stock and preferred stock to be issued in the transaction. The registration statement is currently being reviewed by the SEC.  The registration statement contains a joint proxy statement/prospectus which will be provided to the members of Blackhawk prior to a meeting that we expect will be held this fall.

The foregoing Operating Report summarizes matters discussed in greater detail in our filings with the Securities and Exchange Commission, in particular our recent Current Reports on Form 8-K and our Quarterly Report on Form 10-Q filed on August 19, 2009.  A copy of the Amended Merger Agreement was filed as an exhibit to our Current Report on Form 8-K dated August 7, 2009.  The foregoing Operating Report is qualified in its entirety by reference to our filings with the SEC.  Our filings with the SEC can be accessed on the SEC’s website at http://www.sec.gov, click on Filings and Forms - Search for Company Filings, then click on Company or Fund Name and enter Blackhawk Biofuels.

Cautionary Statement of Forward-Looking Information

This document contains forward-looking statements that reflect management’s current expectations regarding future events and the new holding company’s future performance, including, but not limited to, statements containing the words “will,” “believes” or words of similar import. Many factors could cause actual results to differ materially from those projected in these forward-looking statements, including, but not limited to: whether the conditions to the business combination transaction will be satisfied, the possibility that the transaction will not close, whether Renewable Energy Group, Blackhawk Biofuels, Western Iowa Energy and Central Iowa Energy will be able to integrate their businesses successfully and achieve anticipated synergies,  the market demand for biodiesel changes in legislation and regulations that provide incentives for the use of biodiesel, including RFS, and the costs for the feedstocks used to make biodiesel and the relationship of those costs to prices for finished biodiesel. Some of these factors and other important factors are detailed in various Securities and Exchange Commission filings made periodically by Blackhawk Biofuels, Western Iowa Energy and Central Iowa Energy, particularly in each company’s latest Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q, copies of which are available from each company without charge. Please review these filings and do not place undue reliance on these forward-looking statements. Each company disclaims any intention or obligation to update or revise any forward-looking statements.

Additional Information and Where to Find It

REG Newco, Inc. has filed with the Securities and Exchange Commission a registration statement and other relevant documents in connection with the proposed business combination transactions involving Renewable Energy Group, Blackhawk Biofuels, Western Iowa Energy and Central Iowa Energy. The registration statement is subject to amendment.  Security holders of Blackhawk Biofuels, Western Iowa Energy and Central Iowa Energy are urged to read the joint proxy statement/prospectus that will be contained in the registration statement and the other relevant documents when they become available because they will contain important information about REG Newco, Renewable Energy Group, Blackhawk Biofuels, Western Iowa Energy and Central Iowa Energy and the proposed business combination transaction. Investors and security holders of Renewable Energy Group, Blackhawk Biofuels, Western Iowa Energy and Central Iowa Energy may obtain free copies of the joint proxy statement/prospectus and the other relevant documents filed with the Securities and Exchange Commission (when they become available) at the Securities and Exchange Commission’s website at http://www.sec.gov and may also obtain free copies of the joint proxy statement/prospectus (when it becomes available) by writing to, in the case of Blackhawk Biofuels, 210 W. Spring Street, Freeport, Illinois 61032, Attention: Ronald L. Mapes. Information regarding the identity of persons who may, under the Securities and Exchange Commission’s rules, be deemed to be participants in the solicitation of members of Blackhawk Biofuels in connection with the proposed business combination transaction, and their interests in the solicitation, will be set forth in the joint proxy statement/prospectus and contained in the registration statement filed by REG Newco.